Exhibit 10.4
Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
RESEARCH COST SHARING, PAYMENT AND EXTENSION AGREEMENT
     This RESEARCH COST SHARING, PAYMENT AND EXTENSION AGREEMENT (this “Agreement”) is entered into as of June 15, 2007, by and among LEXICON PHARMACEUTICALS, INC., a Delaware corporation (“Lexicon”), SYMPHONY ICON HOLDINGS LLC, a Delaware limited liability company (“Holdings”), and SYMPHONY ICON, INC., a Delaware corporation (“Symphony Icon”).
PRELIMINARY STATEMENT
     WHEREAS, Lexicon and Holdings have entered into a Technology License Agreement dated June 15, 2007, pursuant to which Lexicon has granted Holdings an exclusive license to the use of certain intellectual property related to the Programs owned or controlled by Lexicon;
     WHEREAS, contemporaneously with the execution of this Agreement, Lexicon, Holdings and Symphony Icon are entering into a Novated and Restated Technology License Agreement, pursuant to which, among other things, Holdings will assign by way of novation such license to Symphony Icon;
     WHEREAS, Lexicon and Holdings have entered into a Research and Development Agreement dated June 15, 2007, pursuant to which Holdings and Lexicon have agreed to develop the Products and to establish a Development Committee to oversee such development;
     WHEREAS, contemporaneously with the execution of this Agreement, Lexicon, Holdings and Symphony Icon are entering into an Amended and Restated Research and Development Agreement, pursuant to which, among other things, Holdings will assign its rights and obligations under the Research and Development Agreement to Symphony Icon;
     WHEREAS, contemporaneously with the execution of this Agreement, Holdings, Lexicon, and Symphony Icon are entering into a Purchase Option Agreement (the “Purchase Option Agreement”) pursuant to which, among other things, Holdings is granting to Lexicon an option to purchase all of the equity securities of Symphony Icon owned, or hereafter acquired, by Holdings on the terms set forth in the Purchase Option Agreement;
     WHEREAS, Lexicon agrees that, upon the occurrence of certain events as described herein, it will pay an aggregate amount of up to $15,000,000 to Symphony Icon pursuant to the terms hereof in consideration of the foregoing and other valuable consideration, the receipt and sufficiency of which is hereby acknowledged by Lexicon; and

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
     WHEREAS, Lexicon, Symphony Icon and Holdings have determined that it is in each of its best interest to perform and comply with certain agreements relating to each of its ongoing operations contained in this Agreement;
     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto (the “Parties”) agree as follows:
          1. Defined Terms. Terms not otherwise defined herein are used as defined in the Purchase Option Agreement.
          2. Lexicon Payment Obligation.
               (a) Lexicon agrees that, upon the occurrence of certain events and on the terms and conditions set forth herein, it will pay to Symphony Icon an aggregate amount of up to $15,000,000 (less the aggregate amount of all dividends and distributions, if any, under Section 8.1 of the Amended and Restated Research and Development Agreement) (the “Payment Cap”), for the sole purpose of Symphony Icon’s use in the development of the Programs in accordance with the Development Budget and Development Plan.
               (b) Pursuant to Paragraph 14 of the Development Committee Charter, the Development Committee may recommend that the Symphony Icon Board submit to Lexicon a written notice and, if such recommendation is approved, the Symphony Icon Board shall submit to Lexicon a written notice which notice shall (a) inform Lexicon that, pursuant to the Development Budget, additional funds will be required to complete the development of the Programs, (b) specify the Lexicon Payment Amount (as defined in the Development Committee Charter), and (c) provide wire transfer and other relevant instructions for funding (such notice, the “Lexicon Funding Notice”), and following Lexicon’s receipt of the Lexicon Funding Notice, Lexicon shall, within [**] pay such Lexicon Payment Amount to Symphony Icon or, if the Purchase Option Period has not expired, exercise the Purchase Option.
               (c) Notwithstanding the Development Committee’s rights under Section 2 of this Agreement, (A) any decision by the Development Committee to recommend to the Symphony Icon Board to submit a Lexicon Funding Notice shall be made in accordance with the Development Committee Charter, the Development Budget and Development Plan (for purposes of which, in the case of a Lexicon Payment Amount determined after the expiration of the Purchase Option or the termination of the Purchase Option Agreement, shall be the Development Plan in effect immediately prior to such expiration or termination, as applicable) and (B) in no event shall the aggregate total of all Lexicon Payment Amounts exceed the Payment Cap.
               (d) The Development Committee’s right to recommend that the Symphony Icon Board submit a Lexicon Funding Notice shall terminate, (A) in the event
Research Cost Sharing, Payment and Extension Agreement

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
of the expiration of the Purchase Option Period pursuant to the terms of the Purchase Option Agreement, on the first (1st) anniversary of such expiration, (B) in the event that the Purchase Option Agreement terminates pursuant to Section 9(a)(ii) thereof, on the fourth anniversary of the Closing Date, or (C) in the event Holdings or Symphony Icon is in material default or breach of any Operative Document that has resulted in, or would reasonably be expected to result in, a material adverse effect on the Programs or Lexicon’s rights under the Operative Documents, and such material default or breach continues unremedied for a period of [**] after written notice thereof is delivered to Symphony Icon or Holdings, as applicable, on the last day of such [**] period. For the avoidance of doubt and subject to the foregoing conditions and restrictions, the Development Committee’s right to recommend that the Symphony Icon Board submit a Lexicon Funding Notice, and Lexicon’s obligation to pay the Lexicon Payment Amounts, shall survive the expiration of the Purchase Option Period and the termination of the Purchase Option Agreement pursuant to its terms.
               (e) In the event that a Bankruptcy Event occurs during the Term with respect to Lexicon, Lexicon agrees to pay to Symphony Icon an amount equal to the difference, if any, between $15,000,000 and the aggregate amount of all Lexicon Payment Amounts actually paid by Lexicon pursuant to clause (b) above, and such amount shall be immediately due and payable upon the occurrence of such Bankruptcy Event.
               (f) Lexicon hereby waives all right to set off amounts owing under this Section 2 against any amounts owing by Holdings or Symphony Icon to Lexicon under the Operative Documents.
               (g) Holdings and Symphony Icon shall be entitled to exercise any and all remedies at law or in equity to enforce Lexicon’s obligations hereunder.
           3. Costs of Additional Research In the event that a Balance Sheet Deficiency has occurred with respect to Symphony Icon, and Lexicon wishes to fund additional development of the Programs to be conducted by Symphony Icon, beyond the Funds Termination Date, Lexicon shall, within [**] of the Balance Sheet Deficiency Date, (a) notify the other Parties of its intent to cover the cost of further development of the Products, and (b) transfer to Symphony Icon funds sufficient to both (x) pay all of Symphony Icon’s estimated ongoing costs and expenses for work to be performed by or billed to Symphony Icon by Lexicon during the following [**] (the calculation of such amount to be based on historical expenditures and the Development Budget and the Development Plan), and (y) leave Symphony Icon with working capital on its balance sheet of not less than the Balance Sheet Deficiency Threshold (such funding an “Extension Funding”). Any Extension Funding shall comply with the requirements of this Section 3.
               (b) [**].
Research Cost Sharing, Payment and Extension Agreement

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
          4. Determination of the Purchase Option Period. Following a transfer of funds pursuant to Section 3 hereof, the Purchase Option Period shall continue until the earlier of (x) the Final Termination Date, or (y) the occurrence of another Balance Sheet Deficiency; provided however, that, if another Balance Sheet Deficiency shall occur, Lexicon may make further Extension Fundings in accordance with Section 3 above; provided further, that, unless otherwise agreed by the Parties, in no event shall the Purchase Option Period be extended beyond the Final Termination Date.
          5. Notice. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted to be given to any Party shall be in writing addressed to the Party at its address set forth below and shall be deemed given (i) when delivered to the Party personally, (ii) if sent to the Party by facsimile transmission (promptly followed by a hard-copy delivered in accordance with this Section 4), when the transmitting Party obtains written proof of transmission and receipt; provided, however, that notwithstanding the foregoing, any communication sent by facsimile transmission after 5:00 PM (receiving Party’s time) or not on a Business Day shall not be deemed received until the next Business Day, (iii) when delivered by next Business Day delivery by a nationally recognized courier service, or (iv) if sent by registered or certified mail, when received, provided postage and registration or certification fees are prepaid and delivery is confirmed by a return receipt:
Lexicon:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, TX 77381-1160
Attn: Arthur T. Sands, M.D., Ph.D.
Facsimile: (281) 863-8095
with copies to:
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, TX 77381-1160
Attn: Jeffrey L. Wade
Facsimile: (281) 863-8010
and
Research Cost Sharing, Payment and Extension Agreement

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
Lexicon Pharmaceuticals, Inc.
8800 Technology Forest Place
The Woodlands, TX 77381-1160
Attn: Julia P. Gregory
Facsimile: (281) 863-8095
Symphony Icon:
Symphony Icon, Inc.
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Charles W. Finn, Ph.D.
Facsimile: (301) 762-6154
Holdings:
Symphony Icon Holdings LLC
7361 Calhoun Place, Suite 325
Rockville, MD 20855
Attn: Robert L. Smith, Jr.
Facsimile: (301) 762-6154
with copies to:
Symphony Capital Partners, L.P.
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
and
Symphony Strategic Partners, LLC
875 Third Avenue, 18th Floor
New York, NY 10022
Attn: Mark Kessel
Facsimile: (212) 632-5401
or to such other address as such Party may from time to time specify by notice given in the manner provided herein to each other Party entitled to receive notice hereunder.
          6. Governing Law; Consent to Jurisdiction and Service of Process.
               (a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York; except to the extent that this
Research Cost Sharing, Payment and Extension Agreement

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
Agreement pertains to the internal governance of Symphony Icon or Holdings, and to such extent this Agreement shall be governed and construed in accordance with the laws of the State of Delaware.
               (b) Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court, any Delaware State court or federal court of the United States of America sitting in the City of New York, Borough of Manhattan or Wilmington, Delaware, and any appellate court from any jurisdiction thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the Parties hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or any such Delaware state court or, to the fullest extent permitted by law, in such federal court. Each of the Parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any Party may otherwise have to bring any action or proceeding relating to this Agreement.
               (c) Each of the Parties irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any New York State or federal court, or any Delaware State or federal court. Each of the Parties hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court. Each of the Parties hereby consents to service of process by mail.
          7. Waiver of Jury Trial. EACH OF THE PARTIES HERETO IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT.
          8. Entire Agreement. This Agreement (including any Annexes, Schedules, Exhibits or other attachments hereto) constitutes the entire agreement between the Parties with respect to the matters covered hereby and supersedes all prior and contemporaneous agreements, correspondence, discussion, and understanding with respect to such matters between the Parties, excluding the Operative Documents.
          9. Amendment; Successors; Counterparts.
               (a) The terms of this Agreement shall not be altered, modified, amended, waived or supplemented in any manner whatsoever except by a written instrument signed by each of the Parties.
Research Cost Sharing, Payment and Extension Agreement

Confidential materials omitted and filed separately with the Securities and Exchange Commission. Asterisks denote omissions.
               (b) Nothing expressed or implied herein is intended or shall be construed to confer upon or to give to any Person, other than the Parties, any right, remedy or claim under or by reason of this Agreement or of any term, covenant or condition hereof, and all the terms, covenants, conditions, promises and agreements contained herein shall be for the sole and exclusive benefit of the Parties and their successors and permitted assigns.
               (c) This Agreement may be executed in one or more counterparts, each of which, when executed, shall be deemed an original but all of which, taken together, shall constitute one and the same Agreement.
          10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a manner materially adverse to either party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.
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Research Cost Sharing, Payment and Extension Agreement

     IN WITNESS WHEREOF, each of the undersigned has executed and delivered this Agreement, or has caused this Agreement to be executed and delivered by a duly authorized officer, on the day and year first above written.

LEXICON PHARMACEUTICALS, INC.
By:
	Name:	Arthur T. Sands, M.D., Ph.D.
	Title:	President and Chief Executive Officer

SYMPHONY ICON HOLDINGS LLC

By:	Symphony Capital Partners, L.P.,
its Manager

By:	Symphony Capital GP, L.P.,
its general partner

By:	Symphony GP, LLC,
its general partner

By:
	Name:	Mark Kessel
	Title:	Managing Member

SYMPHONY ICON, INC.
By:
	Name:	Mark Kessel
	Title:	Chairman of the Board

Signature Page to Research Cost Sharing, Payment and Extension Agreement